UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020
_______________________________
EURONET WORLDWIDE INC
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood,	Kansas	66211
(Address of principal executive offices)		(Zip Code)
(913) 327-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EEFT	Nasdaq Global Select Market
1.375% Senior Notes due 2026	EEFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 21, 2020, Euronet Worldwide, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.
1. The stockholders elected Dr. Andrzej Olechowski, Eriberto R. Scocimara and Mark R. Callegari to serve as Class II directors for a term of three years expiring at the 2023 Annual Meeting.

	Votes For	Votes Withheld	Broker Non-votes
Dr. Andrzej Olechowski	40,172,890	4,640,099	1,747,339
Eriberto R. Scocimara	38,482,950	6,330,039	1,747,339
Mark R. Callegari	42,440,569	2,372,420	1,747,339

2. The stockholders approved the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2020 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-votes
46,246,472	254,743	59,113	—

3. The stockholders approved, by a non-binding advisory vote, executive compensation as described in the Company's Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes
43,260,010	1,413,496	139,483	1,747,339

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Scott D. Claassen
Scott D. Claassen
General Counsel and Secretary
Date: May 26, 2020